Exhibit 99.1

June 15, 2009

Zyrox Mining Company, Ltd.
Suite 21 – 3683 East Hastings Street
Vancouver, British Columbia
Canada V5K 4Z7

RE:	Letter of Intent – Proposed Earn In Agreement

Ladies and Gentlemen:

Allow this Letter of Intent to set forth our understandings regarding the plan for Stellar Resources, Ltd., a Nevada corporation (the “Buyer Partner”) to enter into an Earn In Agreement (the “Earn In Agreement”) with Zyrox Mining Company, Ltd. (the “Seller Partner”) that will allow the Buyer Partner to acquire a seventy percent (70%) interest in all of the mineral tenure held by Seller Partner and its subsidiaries located on Texada Island, British Columbia, Canada (the “Mining Claims”) in a planned Earn In Agreement, under certain conditions precedent, as more particularly set forth below.

We understand that the Seller Partner holds a bulk testing permit issued by the British Columbia Ministry of Mines (the “Bulk Permit”) wherein the Seller Partner has been granted the right to extract up to 10,000 tons of ore with respect to mining lease 345340 and that currently no ore has been extracted from this claim during the 2009 calendar year.  In each case, the Bulk Permit is and at all times hereunder will remain valid, unexpired permits that will allow us to proceed with the planned Earn In Agreement and the mining contemplated hereby.

Based on the information that you provided, we understand that the Yew Claims have certain inferred resources with an open-pit mining body and that the Seller Partner has a processing plant on Texada Island that has been idle since 2004.

We also understand that the Seller Partner is not subject to any claims or inquiry involving any outstanding environmental regulations, violations, or other related matters and  that neither the Seller Partner nor the Mining Interests are subject to any existing or threatened litigation. However, Buyer Partner is aware of certain improprieties that have taken place in the past pertaining to base and precious metals, inclusive of limestone.

As presently contemplated, we anticipate that a closing (the “Closing”) of the transaction contemplated in the definitive agreements for the formation of the Earn In Agreement (the “Definitive Agreements”) shall occur at 2:00 P.M., P.D.T. on or before the tenth (10th) business day after the date at which a signed copy of this Letter of Intent, as signed by the Seller Partner, is received by the Buyer Partner subject only to the completion of a satisfactory due diligence review of the Mining Interests (the “Closing Date”) at which time the Definitive Agreements  will be executed.

Until the Closing Date, I will need further assistance and cooperation from you to complete remaining due diligence and from your legal counsel to complete negotiations on the terms of the Definitive Agreements.  While the Buyer Partner and its legal counsel will prepare the Definitive Agreements, there will be the usual and customary matters to which we will look to your legal counsel to represent you and the interests of the Seller Partner.

At present and on the basis of the descriptions you have provided and the general discussions we have had, we believe that an agreement can be reached upon the following general terms and conditions.

1.  Terms of Earn In Agreement.  At Closing, the Definitive Agreements are to provide, subject to customary representations and warranties, that:

1.01
The Buyer Partner and the Seller Partner shall enter into a Earn In Agreement for the development of the Mining Claims (the “Earn In Agreement”) wherein each of the parties are to hold an initial fifty percent interest (50%) in the Earn In Agreement and each shall be assigned certain rights and responsibilities for the express and joint purpose of developing the Mining Interests and generating a profitable venture and positive cash flow for each of the parties thereby.

1.02
To further the purposes of the Earn In Agreement, the Buyer Partner will invest the sum of one million dollars ($1,000,000) (U.S.) in the Mining Interests and the commissioning of the pilot plant located on the Bolivar Claim (the “Pilot Plant”) within the first twelve (12) months following the Earn In Agreement (the “Initial Period”).

1.03
The Seller Partner will appoint the Buyer partner as operator of the Pilot Plant and Buyer Partner will also pay the Seller Partner a reasonable monthly rental fee not exceeding four thousand dollars ($4,000) per month for the use of the Pilot Plant.

1.04
The Buyer Partner shall have the right to explore the mining claims for the purpose of expanding the resources identified by the Seller Partner and to that end all exploration expenses shall be shared after the Buyer Partners initial investment, pro rata, between the Seller Partner as derived out of production.

1.05
The Seller Partner shall receive 50% of the net proceeds from the sale of all ores processed from the Mining Interests during the bulk testing period. (the “Testing Period”) which shall be paid to the Seller Partner when funds are received from the sale of said ores.

1.06
The Seller Partner will hold the Buyer Partner harmless from and against all liens, mortgages, claims, interests, held or which may be later asserted by any third party with respect to the Mineral Interests, the Pilot Plant, and all other real and personal property associated with the Mineral Interests, the Earn In Agreement, and both of them.

1.07
The Earn In Agreement shall be managed by the Buyer Partner and the Buyer Partner shall conduct the business and operations of the Earn In Agreement so that every reasonable effort is undertaken to ensure compliance with the provisions of the British Columbia Mining Act and applicable rules and regulations adopted by the British Columbia Ministry of Mines and applicable labor, environmental, and other laws.

1.08
On or before the close of the Initial Period, the Buyer Partner will engage the services of a reputable and qualified third party to conduct an evaluation of the Mineral Interests and the Pilot Plant (the “Evaluation Study”), a copy of which shall be provided to the Seller Partner upon receipt by the Buyer Partner.

1.09
Upon completion of the Evaluation Study and within thirty (30) days after the Buyer Partner and the Seller Partner have received a copy of the Evaluation Study, the Buyer Partner and the Seller Partner shall negotiate the terms upon which the Buyer Partner shall acquire a seventy percent (70%) interest in the Earn In Agreement in exchange for a combination of cash, promissory note, and equity in the Buyer Partner based on a third party evaluation.

1.10
During the entirety of this Earn in Agreement Seller Partner has granted to Buyer Partner a non-competition clause on all of the mineral tenure held by Seller Partner on Texada Island. Further, both parties agree that for the entirety of this agreement any future developments on Texada Island will be handled in the same manner as this agreement.

2.  Conditions to Buyer Partner’s Obligations to Closing.  The obligations of the Buyer Partner to consummate the Earn In Agreement is subject to the following conditions:

(a)	Completion of due diligence satisfactory to Buyer Partner (in its sole and absolute discretion).

(b)
Completion of negotiations and execution of the Definitive Agreements and any collateral agreements at or prior to the Closing Date with representations and warranties, affirmative and negative covenants customary in transactions of this type.

(c)	The receipt by the Buyer Group of any consents deemed by them as needed or reasonably necessary to consummate the Earn In Agreement unless Buyer Partner waives its right to require any said consents.

(d)	Approval of the Earn In Agreement by the Board of Director of the Seller Partner.

3.  Exclusivity & No Solicitation.  Until the Expiration Date, the Buyer Partner and the Seller Partner jointly and severally agree not to solicit interest in, encourage, cause, or supply information in connection with, negotiate, or entertain, directly or indirectly, any transaction involving: (1) the purchase or acquisition of the Mineral Claims or any assets of the Seller Partner; (2) a joint or other venture involving the Mineral Claims, the Pilot Plant, or any associated assets or business held by the Seller Partner.

4.  Closing.  The Closing shall occur at the offices of the Buyer Partner.

5.  Termination Fee.   No party or any other person or entity shall be entitled to receive any fees or compensation from the Buyer Partner, the Seller Partner or any other person arising out of or from any termination of this Letter of Intent.

6.  Survival of Certain Provisions.  This Letter of Intent shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the parties hereto.

7.  Warranty of the Seller Partner.  The Seller Partner warrants and represents that it has the power and authority to enter into this Letter of Intent and that it has been duly authorized to execute and deliver this Letter of Intent to the Buyer Partner.

8.  Notices.  All notices and other communication shall be furnished by hand delivery or registered or certified mail to the parties at the addresses set forth above.  Any such notice shall be deemed duly given upon the date it is delivered.

9.  Expenses.  Each party shall be responsible for its own fees, costs, and expenses that it incurs in connection with this Letter of Intent, the Earn In Agreement and all transactions contemplated thereby.

10.  Finders.  All of the parties acknowledge and agree that neither party has engaged the services of any intermediary, finder, or investment banker in connection with the Earn In Agreement contemplated hereby.

11.  Independent Counsel.  Each of the parties to this Letter of Intent acknowledges and agrees that it has been given the option to seek independent counsel of its own choice throughout all negotiations which preceded the execution of this Letter of Intent and each has executed this Letter of Intent with the consent and upon the advice of said independent counsel if chosen to do so.

12. Status of the Mineral Interests and the Pilot Plant Prior to Closing.  The Seller Partner agrees that prior to Closing, it shall maintain and cause its officers and directors to maintain the Mineral Interests and the Pilot Plant in accordance with the Seller Partner’s customary operating procedures and past practice so as not to materially diminish or materially reduce or materially cause the diminution or reduction of the books and records of the Mineral Interests and the Pilot Plant and associated assets.

13.   Arbitration & Choice of Law.  Any dispute or claim arising to or in any way related to this Letter of Intent shall be settled by arbitration in Vancouver, British Columbia. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA").  AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party.  Each party shall pay its own expenses associated with such arbitration except that in the event of a dispute between the parties concerning the enforcement or interpretation of this Letter of Intent, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute. This Letter of Intent and the Definitive Agreements shall be interpreted and enforced under the laws of British Columbia as if each were fully executed and all acts contemplated in each were fully performed in British Columbia.

14. Definitive Agreements.  Promptly hereafter the Buyer Partner’s counsel shall commence the preparation of a draft of the Definitive Agreements to be entered into by the Buyer Partner and the Seller Partner.  These Definitive Agreements shall contain the detailed terms and conditions governing the Acquisition and any related transactions, as well as certain mutually agreed upon representations, warranties and indemnifications by each of the parties. The parties and their respective counsel will promptly proceed to negotiate and finalize the specific terms and related other documents to the mutual satisfaction of all parties, all as intended by this Letter of Intent.

15.  Confidentiality.  Subject to Buyer Partner’s duties and obligations under the Securities Exchange Act of 1934, it is agreed by the parties that any information concerning the business or operations of the Mining Interests, disclosed to Buyer Partner or its counsel, accountants, representatives or financial institutions prior to or after the date of this Letter of Intent shall be treated as confidential, unless such information is of public record or knowledge or becomes available to Buyer Partner on a non-confidential basis from a source other than the Seller Partner or its representatives.  The Buyer Partner shall not use such information for any purpose other than for evaluating the transaction contemplated by this Letter of Intent.

(a)
In the event that the parties fail to execute the Definitive Agreements by the Closing Date, the Buyer Partner shall promptly redeliver to the Seller Partner all confidential information concerning the Mineral Interests, the Pilot Plant and any other documents received from the Seller Partner.

16.  Conditions Precedent.

*Buyer Partner to provide $1,000,000 in working capital.
*Buyer Partner to form a rental agreement with Seller Partner for production facility
*Buyer Partner to commission production facility
*Commencement of bulk testing of all priority targets
*On first anniversary Buyer Partner to produce an Ni 43101 compliant resource calculation
*Buyer Partner to engage 3rd party evaluator to determine purchase price.

If this letter properly sets forth our mutually agreeable understanding with respect to the above matters, please so indicate by executing this Letter of Intent in the space provided below, and return a copy of such original to the Buyer Partner at your earliest convenience (via telecopier).

Very truly yours,

Accepted and agreed to on behalf of the Buyer Partner

Date	By:
Lee A. Balak, Chief Executive Officer

Accepted and agreed to on behalf of the Seller Partner

Date:	By:

name:

title:

[signature page of letter of intent]